Exhibit 99.6

BRADFORD A. PHILLIPS

July 5, 2024

American Realty Investors, Inc.

1603 LBJ Freeway, Suite 800

Dallas, Texas 75234

Attn: Secretary

Re:	Resignation as a Member of the Board of Directors

Gentlemen:

The undersigned hereby resigns as a member of the Board of Directors of American Realty Investors, Inc. (the “Issuer”) effective the date of this letter. The undersigned has no disagreement on any matter relating to the Issuer’s operations, procedures, policies or practices. If I can be of any assistance to the Issuer in the future, please do not hesitate to contact me at any time.

Very truly yours,

/s/ Bradford A. Phillips
Bradford A. Phillips